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                                                                      EXHIBIT 11

               HARTE-HANKS COMMUNICATIONS, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE COMPUTATIONS
                     (in thousands, except per share data)

                                    PRIMARY

                                                                         Year Ended December 31,
                                                               ---------------------------------------------
                                                                1995               1994               1993
                                                               -------            -------           --------
Income before extraordinary item..........                     $33,985            $23,822           $(45,472)
Extraordinary item........................                        --                 --               (7,393)
                                                               -------            -------           --------
Net income (loss).........................                     $33,985            $23,822           $(52,865)
                                                               =======            =======           ========

Shares used in net earnings per
  share computations......................                      30,280             28,569             19,557
                                                               =======            =======           ========

Per share:
Income before extraordinary item..........                     $  1.12            $  0.83           $  (2.33)
Extraordinary item........................                        --                 --                 (.37)
                                                               -------            -------           --------
Net income (loss).........................                     $  1.12            $  0.83           $  (2.70)
                                                               =======            =======           ========

       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                         Year Ended December 31,
                                                               ---------------------------------------------
                                                                1995               1994               1993
                                                               -------            -------           --------
Average outstanding common shares.........                     28,928              27,335             19,310
Average common equivalent shares --
  dilutive effect of option shares........                      1,352               1,234               --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering..........                       --                  --                  247
                                                               ------              ------            -------
Shares used in net earnings
  per share computations..................                     30,280              28,569             19,557
                                                               ======              ======           ========

                                 FULLY DILUTED

                                                                         Year Ended December 31,
                                                               ---------------------------------------------
                                                                1995               1994               1993
                                                               -------            -------           --------
Income before extraordinary item..........                     $33,985            $23,822           $(45,472)
Extraordinary item........................                        --                 --               (7,393)
                                                               -------            -------           --------
Net income (loss).........................                     $33,985            $23,822           $(52,865)
                                                               =======            =======           ========

Adjusted net income (loss)
  for interest on convertible note........                     $34,297            $24,572           $(52,865)
                                                               =======            =======           ========

Shares used in net earnings
  per share computations..................                      31,197             30,732             19,557
                                                               =======            =======           ========

Per share:
Income before extraordinary item..........                     $  1.10            $  0.80           $  (2.33)
Extraordinary item........................                        --                 --                 (.37)
                                                               -------            -------           --------
Net income (loss).........................                     $  1.10            $  0.80           $  (2.70)
                                                               =======            =======           ========

       COMPUTATION OF SHARES USED IN NET EARNINGS PER SHARE COMPUTATIONS

                                                                         Year Ended December 31,
                                                               ---------------------------------------------
                                                                1995               1994               1993
                                                               -------            -------           --------
Average outstanding common shares.........                     28,928              27,335             19,310
Average common equivalent shares --
  dilutive effect of option shares........                      1,405               1,254               --
Dilutive effect of convertible note.......                        864               2,143               --
Dilutive effect of options issued
  in the preceding twelve months prior
  to the initial public offering..........                       --                  --                  247
                                                               ------              ------             ------
Shares used in net earnings
  per share computations..................                     31,197              30,732             19,557
                                                               ======              ======            =======


Note: All share and per share amounts have been restated retroactively to reflect a 3 for 2 stock split effected as a 50% stock dividend on December 15, 1995.



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